Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Arcade Acquisition Corp. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	August 13, 2007	/s/ Jonathan Furer
Jonathan Furer
Chief Executive Officer
(Principal Executive Officer)

Dated:	August 13, 2007	/s/ John Chapman
John Chapman
Chief Financial Officer
(Principal Financial Officer)